Exhibit 99.3
ACCO World Corporation
300 Tower Parkway
Lincolnshire, IL 60069
Ladies and Gentlemen:
     The undersigned, a holder of shares of (i) Common Stock, par value $0.125 per share, of General Binding Corporation, a Delaware corporation (the “Company”), and/or (ii) Class B Common Stock, par value $0.125 per share, of the Company, is entitled to receive in exchange for any such shares, in connection with the merger (the “Merger”) of Gemini Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ACCO World Corporation, a Delaware corporation (“ACCO”), with and into the Company, shares of Common Stock, par value $.01 per share, of ACCO (“ACCO Common Stock”). The undersigned acknowledges that the undersigned may be deemed an “affiliate” of the Company as that term is defined for purposes of Rule 145 (“Rule 145”) promulgated under the Securities Act of 1933, as amended (the “Act”), although nothing contained herein should be construed as an admission of such fact or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.
     If in fact the undersigned is an “affiliate” of the Company under the Act, the undersigned’s ability to sell, assign or transfer the ACCO Common Stock received by the undersigned pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act. The undersigned understands that, except as set forth in the Registration Rights Agreement, dated as of March 15, 2005, between ACCO and Lane Industries, Inc., a Delaware corporation, ACCO is under no obligation to register the sale, transfer or other disposition of the ACCO Common Stock by, or on behalf of, the undersigned or to take any other action necessary in order to make compliance with an exemption from such registration available; provided, however, that ACCO will use commercially reasonable efforts to file the reports required to be filed by it under the Securities Exchange Act of 1934, as amended, to the extent required to enable the undersigned to sell ACCO Common Stock in accordance with Rules 144 and 145 promulgated under the Act.
     The undersigned hereby represents to and covenants with ACCO that the undersigned will not sell, assign, transfer or otherwise dispose of any of the ACCO Common Stock received by the undersigned pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other applicable limitations of Rules 144 and 145 promulgated under the Act or (iii) in a transaction which, in the opinion of counsel reasonably satisfactory to ACCO or as described in a “no-action” or interpretive letter from the Staff of the Securities and Exchange Commission, is not required to be registered under the Act.

     In the event of a sale or other disposition by the undersigned of ACCO Common Stock received by the undersigned in the Merger pursuant to Rule 145, the undersigned will supply ACCO with evidence reasonably satisfactory to ACCO of compliance with Rule 145. The undersigned understands that ACCO may instruct its transfer agent to withhold the transfer of shares of ACCO Common Stock sold or disposed of by the undersigned, subject to receipt of such evidence of compliance. Following such receipt, ACCO shall instruct the transfer agent to effectuate the transfer of the ACCO Common Stock sold or disposed of by the undersigned.
     The undersigned acknowledges and agrees that there will be placed on certificates representing ACCO Common Stock (or on confirmations and account statements for shares of ACCO Common Stock held in book-entry form) received by the undersigned in the Merger or held by a transferee thereof a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION.”
     The undersigned acknowledges and agrees that the legend and stop orders set forth above will be removed (i) upon receipt of evidence or representations satisfactory to ACCO that the ACCO Common Stock represented by such certificates are being or have been sold in a transaction made in conformity with the provisions of Rule 145 (as such rule may be hereafter amended) or if such certificates are being or have been sold in a transfer registered under the Act or (ii) upon receipt of an opinion in form and substance reasonably satisfactory to ACCO from counsel reasonably satisfactory to ACCO to the effect that such legends are no longer required for purposes of the Act.
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     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of securities and (ii) the receipt by ACCO of this letter is an inducement and a condition to ACCO’s obligations to consummate the Merger.

Very truly yours, LANE INDUSTRIES, INC.
By:	/s/ Arthur J. Schiller
	Name:	Arthur J. Schiller
	Title:	Senior Vice President, Secretary and General Counsel

Dated: August 2, 2005
ACKNOWLEDGED AND AGREED, as
of the date written above
ACCO WORLD CORPORATION
By: _______________________________
       Name:
       Title:

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